Exhibit 23


          INDEPENDENT AUDITORS' CONSENT


                    We consent to the incorporation by reference in this Registration Statement of The Washington Water Power Company on Form S-8 of our report dated January 26, 1996 (March 1, 1996, as to Note 15), appearing in the Annual Report on Form 10-K of The Washington Water Power Company for the year ended December 31, 1995, and to the reference to us under the heading "Interests of Named Experts and Counsel", which is part of this Registration Statement.


         /s/ Deloitte & Touche LLP

         DELOITTE & TOUCHE LLP


          Seattle, Washington

          May 13, 1996